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                                                            Exhibit 10.22.2


                           CONSENT TO ASSIGNMENT
                                    OF
                SYSTEM OPERATING AND MAINTENANCE AGREEMENT


      This Consent to Assignment (this "Consent") is entered into as May 1, 1996 by Stewart & Stevenson Operations, Inc., a Delaware Corporation (the "Company"), NRG Generating (Parlin) Cogeneration Inc. (formerly known as O'Brien (Parlin) Cogeneration, Inc.), a Delaware Corporation ("NRG Parlin"), and Credit Suisse, a bank organized and existing under the laws of Switzerland, acting through its New York branch ("CS") as agent (hereinafter in such capacity, together with any successors thereto in such capacity referred to as "Agent") pursuant to the credit Agreement dated as May 1, 1996 by and among (i) NRG Parlin and NRG Generating (Newark) Cogeneration Inc. (formerly known as O'Brien (Newark) Cogeneration, Inc.), a Delaware Corporation ("NRG Newark") (collectively, the "Borrowers"), (ii) Credit Suisse, as Lender and each additional Lender from time to time party to the Credit Agreement and_(iii), the Agent, (as to same may be amended, modified or supplemented from time to time, the "Credit Agreement").

                                 RECITALS

      WHEREAS, the Company and NRG Parlin have entered into the System Operating and Maintenance Agreement, dated as of May 1, 1996 (as the same may be amended, modified or supplemented from time to time, the "Assigned Agreement"); and

      WHEREAS, NRG Parlin has assigned or will assign to Agent for the benefit of the Secured Parties (as defined in the Credit Agreement and referred to herein as "Assignee") all of its rights, title and interest in, to and under the Assigned Agreement as security for NRG Parlin's obligations under the Credit Agreement; and

      WHEREAS, the Company is willing to consent to such assignment and the grant of a security interest by NRG Parlin in favor of Assignee as described above.

     NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the parties hereto agree as follows:

     1.   Assignment and Security Interest

     As security for the due and punctual performance and payment of all of NRG Parlin's obligations under the Credit Agreement, NRG Parlin has assigned or will assign to Assignee as collateral security, all of NRG
Parlin's rights to and under the Assigned Agreement upon the terms set forth in the Security Agreement (as defined in the Credit Agreement).

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     2.   Consent

      The Company hereby (i) irrevocably consents to the assignment specified in paragraph 1 of this Consent and to any subsequent assignments by Agent or Assignee upon and after the Agent's or Assignee's exercise of its rights and remedies under the security Agreement and (ii) agrees that, following the assumption of the Assigned Agreement by Agent, Assignee or their nominee, designee or assignee, all representations, warranties, indemnities and agreements (other than those representations and warranties expressly made only as of an earlier date) made by the Company under or pursuant to the Assigned Agreement shall inure to the benefit of such party and shall be enforceable by such party to the same extent as if such party were originally, named in the, Assigned Agreement.

     3.   Default and Cure

      (a) If NRG Parlin defaults under the Assigned Agreement the Company shall, before terminating the Assign Agreement or exercising any other remedy, give written notice to Agent specifying the default and the steps necessary to cure the same and Agent or Assignee shall have sixty (60) days (30 days in the case of a default in payment by NRG Parlin) after receipt of such notice (or such longer period of time as may be reasonably necessary under the circumstances, provided that Agent or Assignee is diligently pursuing such cure) to cure such default or to cause it to be cured. If Agent and Assignee fail to cure or cause to be cured any such default within the appropriate period set forth above, the Company shall have all of its rights and remedies with respect to such default as set forth in the Assigned Agreement and at law or in equity.

      (b) In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which NRG Parlin is the debtor under Title 11, United States Code, or other similar federal state statute, then the Company shall, at the option of Agent and Assignee and so long as all existing payment defaults by NRG Parlin under the Assigned Agreement are cured by Agent, Assignee or their nominee or designee, enter into a new Assigned Agreement with Agent, Assignee or (at the direction of Agent or Assignee) their nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent, Assignee or their nominee or designee shall have all of the rights and obligations of NRG Parlin under the Assigned Agreement.

(c) If Agent notifies the Company in writing that NRG Parlin has defaulted under the Credit Agreement and requests that the Company continue performance under the Assigned Agreement, the Company shall thereafter perform under the Assigned Agreement in accordance with its terms, so long as all existing defaults by NRG Parlin under the Assigned Agreement are cured by Agent, Assignee or

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     their nominee or designee and the obligations of NRG Parlin thereunder shall continue to be paid and performed by NRG Parlin, Agent, Assignee or their nominee or designee.

     4.   Payments

     The Company agrees that until receipt of written notice from Agent that all obligations of NRG Parlin under the Credit Agreement have been fully satisfied, the Company hereby agrees to make all payments due to NRG Parlin under the Assigned Agreement directly to such account as Agent may from time to time hereafter specify in writing and the Company will not be entitled to recover any amount so paid from Agent.

     5.   Delivery of Notices

     The Company agrees that it will promptly notify Agent of any breach by NRG Parlin of any of the terms of the Assigned Agreement and will deliver to Agent simultaneously with the delivery thereof to NRG Parlin (i) any notices delivered pursuant to the Assigned Agreement or otherwise and (ii) all invoices, budgets, plans and reports delivered pursuant to Article VI of the Assigned Agreement.

     6.   Liability of Assignee

     The Company acknowledges and agrees that Agent and Assignee have not assumed and do not have any obligation or liability under or pursuant to the Assigned Agreement, and that the exercise by Agent or Assignee of its rights and remedies under the Security Agreement shall not constitute an assumption of NRG Parlin's obligations under the Assigned Agreement (except to the extent such obligations shall be expressly assumed by an instrument in writing executed by the Agent or Assignee).

     7.   Amendment or Termination of Assigned Agreement

     The Company covenants and agrees with Agent that without the prior written consent of Agent (i) the Company will not materially amend, modify, terminate (prior to the expiration of the applicable cure periods in Section 3 hereof) or assign, transfer or encumber any of its interest in the Assigned Agreement and (ii) no waiver by NRG Parlin of any of the obligations of the Company under the Assigned Agreement, and no consent, approval or election made by .NRG Parlin in connection with the Assigned Agreement shall be effective as against Agent and Assignee.

     8.   Representations and Warranties

     The Company hereby represents and warrants to Agent and Assignee as follows:

     (a)  The company is a corporation duly organized, validly

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existing and in good standing under the laws of the State of Delaware.  The
Company has full power, authority and legal right to incur the obligations provided for in this Consent and the Assigned Agreement.

      (b) The execution, delivery and performance by the Company of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate action.

     (c) The Assigned Agreement is in full force and effect and has not been amended, and no default has occurred or exists under the Assigned Agreement and no event or condition has occurred, or exists and is continuing which with the lapse of time, the giving of notice, or both would constitute such a default under the Assigned Agreement.

      (d) Each of this Consent and the Assigned Agreement constitutes the legal, valid and binding obligation of the Company enforceable against, the Company in accordance with its terms, except as enforceability maybe limited by general principles of equity and by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally.

      (e) All representations and warranties made by the Company in the Assigned Agreement were true and correct in all material respects on and as of the date when made and, except for those that by their terms speak as of a specific date, are true and correct in all material respects on and as of this Consent.

     (f) No consent, approval, order or authorization of or registration, declaration of a filing with, or giving of notice to, obtaining of any license or permit from, or taking any other action with respect to, any federal, state or local government or public body, authority or agency is required in connection with the valid authorization, execution, delivery and performance of this Consent or the Assigned Agreement.

     (g) There is no litigation, action, suit, investigation or proceeding pending or, to the best knowledge of the Company, threatened against the Company nor any basis therefor, before or by any court, administrative agency, environmental council, arbitrator or governmental authority, body or agency, which could adversely affect the performance by the Company of its obligations hereunder or under the Assigned Agreement or which questions the validity, binding effect or enforceability hereof or thereof or any of the transactions contemplated hereby or thereby.

     (h) The company is not in violation of its articles of incorporation or bylaws, and the execution, delivery and performance by the Company of this Consent and the Assigned Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any term of

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its  articles  of  . incorporation or bylaws, of any material  contract  or agreement applicable to it, or of any license, permit, franchise, judgment,
decree,   writ,  injunction,  order,  charter,  law,  ordinance,  rule   or
regulation applicable to it or any of its properties or to any obligations incurred by it or by which it or any of its properties may be bound or affected, or of any determination or award of any arbitrator applicable to it, and will not conflict with, or cause a breach of, or default under, any such .term or result in the creation of any lien upon any of its properties or assets.

      (i) The Company has not received notice of, or consented to the assignment of any of NRG Parlin's right, title, or interest in the Assigned Agreement to any person or entity other than Agent and Assignee.

     9.   Notices

     All notices or other communications which are required or permitted hereunder to be given to any party shall be in writing (including facsimile communication) and shall be deemed given if delivered personally or sent by telecopy or by registered or certified mail, return receipt requested to the address of such party specified below or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein:

If to Agent:

               Credit Suisse
               Tower 49
               12 East 49th Street
               New York, NY  10071
               Attention:  Project Finance
               Telecopy:  (212) 238-5390


If to NRG Parlin:

               NRG Generating (Parlin) Cogeneration Inc.
               c/o NRG Energy, Inc.
               1221 Nicollet Mall Suite 700
               Minneapolis, MN 55403
               Attention:
               Telecopy:

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If to the Company:

               Stewart & Stevenson Operations, Inc-
               2707 North Loop West
               Houston, TX 77008
               Attention: Vice President - North American
                          Operations
               Telecopy: (713) 863-8047


with a copy to:

               Stewart & Stevenson Services, Inc.
               2707 North Loop West.
               Houston TX 77008
               Attention: Group Vice President - EPS
               Telecopy: (713) 869-4068


All  such notices and communications shall, when mailed, be effective seven
(7) days after being after being deposited in the mail in the manner aforesaid, or when sent by telecopier, upon receipt thereof.

     10.  Governing Law

      THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     11.  Successors and Assigns

      This Consent shall be binding upon the parties and their successors and assigns and inure to the benefit of the parties and their respective successors and assigns (which assigns, in the case of Agent and Assignee, shall include, without limitation, any nominee or designee of Agent and Assignee and any purchaser of all or any portion of rights under the Assigned Agreement in connection with an Event of Default under the Credit Agreement or a foreclosure by Agent and Assignee.)

     12.  Waiver

     No amendment or waiver of any Provisions of this Consent shall be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13.  Counterparts

     This Consent may be executed in any number of counterparts, all Of which counterparts shall together constitute one and the same instrument.

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     14.  Further Assurances

     The Company will at any time and from time to time, upon the written request of Agent, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effectuate more fully the purposes of this Consent.

     15.  Conflicts

     In the event of a conflict between any provision of this Consent and the provisions of the Assigned Agreement, the provisions of this Consent shall prevail.

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Consent as of the date first above written.


                              STEWART & STEVENSON OPERATIONS, INC.

                              By: /s/ Harvey Braswell
                              Name:
                              Title:


                              NRG GENERATING (PARLIN) COGENERATION, INC.
                              By: /s/ Leonard Bluhm
                              Name:
                              Title:


Accepted:

CREDIT SUISSE, as Agent

By:  /s/ Louis Iaconetti
Name:  Louis D. Iaconetti
Title: Associate


By:  /s/ Steven Dowe
Name:  Steven Dowe
Title: Associate

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